As filed with the Securities and Exchange Commission on
                                 July 20, 1998.

                                                Registration No.:

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-3
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                                     OF 1933

                            BALLARD MEDICAL PRODUCTS
             (Exact name of registrant as specified in its charter)

                                      UTAH
          (State   or   other   jurisdiction   of   incorporation   or
          organization)

                                   87-0340144
                      (IRS Employer Identification Number)

                             12050 Lone Peak Parkway
                               Draper, Utah 84020
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

             DALE H. BALLARD, President and Chief Executive Officer
                            BALLARD MEDICAL PRODUCTS
                             12050 Lone Peak Parkway
                               Draper, Utah 84020
                                 (801) 572-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               Approximate date of commencement of proposed sale
                                 to the public:

                                 August 3, 1998

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

           Title of
           each class                Proposed   Proposed
           of                        maximum    maximum
           securities    Amount to   offering   aggregate     Amount of
           to be         be          price per  offering      registration
           registered    registered  unit (1)   price         fee (2)

           Common
           Stock, $0.10
           par value     1,067,733   $19        $20,286,927   $5,984.64

          (1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant's Common Stock quoted by the New York Stock Exchange at July 9, 1998. Actual sales prices will be based upon the market.

          (2)  The registration fee is calculated as follows:

               Maximum aggregate offering price
                         ($20,286,927)           x .000295 = $5,984.64

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Total Number of Pages - 19
          Index to Exhibits Appears on Page - 14


                            BALLARD MEDICAL PRODUCTS

                              Cross-Reference Sheet
                    Between Items of Form S-3 and Prospectus
                    Pursuant to Item 501(b) of Regulation S-K

                       Registration Statement
                       Item and Heading             Prospectus Heading

           Item 1.     Forepart of Registration     Cover Page
                       Statement and Outside Front
                       Cover Page of Prospectus

           Item 2.     Inside Front and Outside     Inside Cover Page
                       Back Cover Pages of
                       Prospectus

           Item 3.     Summary Information, Risk    Prospectus Summary;
                       Factors, and Ratio of        Risk Factors; other
                       Earnings to Fixed Charges    information required
                                                    by Item 3 not
                                                    applicable

           Item 4.     Use of Proceeds              Use of Proceeds

           Item 5.     Determination of Offering    Not Applicable
                       Price

           Item 6.     Dilution                     Not Applicable

           Item 7.     Selling Security Holders     Selling Stockholders

           Item 8.     Plan of Distribution         Plan of Distribution

           Item 9.     Description of Securities    Description of Capital
                       to be Registered             Stock

           Item 10.    Interests of Named Experts   Not Applicable
                       and Counsel

           Item 11.    Material Changes

                       (a)                          Material Changes

                       (b)                          Information
                                                    Incorporated by
                                                    Reference

           Item 12.    Incorporation of Certain     Information
                       Information by Reference     Incorporated by
                                                    Reference

           Item 13.    Disclosure of Commission     Indemnification of
                       Position on Indemnification Directors and Officers for Securities Act
                       Liabilities


          PROSPECTUS

                                1,067,733 Shares

                            BALLARD MEDICAL PRODUCTS
                               Draper, Utah 84020

                                  COMMON STOCK

          THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING OFFERED AND SOLD FOR THE ACCOUNT OF CERTAIN STOCKHOLDERS OF THE COMPANY. SEE "SELLING STOCKHOLDERS." THE SHARES OFFERED HEREBY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.

          THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR A DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS".

          THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY
          THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        Underwriting
                      Price to Public   Discounts and    Proceeds
                            (1)        Commissions (2)  to Company

           Per share        $19             $.57          - 0 -

           Total        $20,286,927       $608,608        - 0 -

          (1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices on the New York Stock Exchange for Ballard Common Stock on July 9, 1998. Actual sales prices will be based upon the market.

          (2)  Estimated   based  upon   an  approximate   3%  average
               commission charged for market sales. Commissions will vary depending upon denominations sold.

          The date of this Prospectus is August 3, 1998.


                                  INTRODUCTION

               The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith, the Company files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at City Center, 500 West Madison, Suite 1400, Chicago, IL 60661-2511; 7 World Trade Center, Suite 1300, New York, NY 10046; and 5670 Wilshire Boulevard, Los Angeles, CA 90036, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

               The Commission  maintains  a  Web  site  that  contains
          reports, proxy and information statements and other information regarding registrants (such as the Company) that file electronically with the Commission. The Commission's Web site address is as follows: http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, NY 10005, and reports and other information concerning the Company can be inspected at such exchange.

               The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information). Requests for such copies should be directed to E. Martin Chamberlain, Secretary, Ballard Medical Products, 12050 Lone Peak Parkway, Draper, Utah 84020, telephone number (801) 572-6800, telefax number (801) 523-5396.

               No person has been authorized to give any information or make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                                TABLE OF CONTENTS

          Prospectus Summary  . . . . . . . . . . . . . . . . . . .  3
          Risk Factors  . . . . . . . . . . . . . . . . . . . . . .  4
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . .  8
          Selling Stockholders  . . . . . . . . . . . . . . . . . .  8
          Plan of Distribution  . . . . . . . . . . . . . . . . . .  8
          Description of Capital Stock  . . . . . . . . . . . . . .  9
          Indemnification of Directors and Officers   . . . . . . .  9
          Information Incorporated by Reference   . . . . . . . . . 10

                               PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and by the information and financial statements incorporated herein by reference.

               This Prospectus relates to 1,067,733 shares of Common Stock, $0.10 par value of Ballard Medical Products (the "Company") issued to the former shareholders of Tri-Med Specialties, Inc., a Kansas corporation ("Tri-Med"). The Company has effected a stock-for-stock exchange, by which shares of the Company were issued to all of the shareholders of Tri-Med, in exchange for all of the outstanding shares of stock of Tri-Med.

               This is a secondary offering, made "at the market". Accordingly, the offering does not involve an underwriting in the conventional sense.

               This prospectus sets forth information regarding risk factors and other aspects of the Company's operations and this offering.

               The Company's executive offices are located at 12050 Lone Peak Parkway, Draper, Utah 84020, and its telephone number and telefax number, respectively at that location are
          (801) 572-6800 and (801) 523-5396.

                                  RISK FACTORS

               From time to time the Company may report, through its press releases, its Annual Report, and SEC filings, certain matters that could be characterized as forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties may include, among other things, the factors discussed below. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

               COMPETITION. The medical device industry is characterized by rapidly evolving technology and increased competition. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by the Company, including the Company's flagship TRACH CARE closed suction catheter. Some of these competitors have substantially greater capital resources, research and development staffs and experience in the medical device industry. These competitors may succeed in developing technologies and products that are more effective than those currently used or produced by the Company or that would render some products offered by the Company obsolete or noncompetitive. Competition based on price is becoming an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices the Company is able to charge for its products. The Company may not be able to offset such downward price pressure through corresponding cost reductions. Price reductions could have an adverse impact on the business, results of operations, financial condition, or cash flows of the Company.

               INTELLECTUAL PROPERTY  RIGHTS.  From time  to time, the
          Company has received, and in the future may receive, notices of claims with respect to possible infringement of the intellectual property rights of others or notices of challenges to the Company's intellectual property rights. In some instances such notices have given rise to, or may in the future give rise to, litigation. Any litigation involving the intellectual property rights of the Company may be resolved by means of a negotiated settlement or by contesting the claim through the judicial process. There can be no assurance that the business, results of operations or the financial condition of the Company will not suffer an adverse impact as a result of intellectual property claims that may be commenced against the Company in the future. The Company owns certain patents and proprietary information acquired while developing its products or through acquisitions, and the Company is the licensee of certain other technology. As patents expire, more competing products may be released into the marketplace by other companies. The ability of the Company to continue to compete effectively with other medical device companies may be materially dependent upon the protection afforded by its patents and the confidentiality of certain proprietary information. There can be no assurance that patents will be issued for products and product improvements recently released into the marketplace or for products presently being developed.

               MANAGED CARE AND OTHER HEALTH CARE PROVIDER ORGANIZATIONS. Managed care and other health care provider organizations have grown substantially in terms of the percentage of the population in the United States that receives medical benefits through such organizations and in terms of the influence and control that they are able to exert over an increasingly large portion of the health care industry. These organizations are continuing to consolidate and grow, increasing the ability of these organizations to influence the practices and pricing involved in the purchase of medical devices, including the products sold by the Company.

               HEALTH CARE  REFORM/PRICING PRESSURE.  The  health care
          industry in the United States continues to experience change. Health care reform proposals have been formulated by members of Congress. In addition, state legislatures periodically consider various health care reform proposals. Federal, state and local government representatives will, in all likelihood, continue to review and assess alternative health care delivery systems and payment methodologies, and ongoing public debate of these issues can be expected. Cost containment initiatives, market pressures and proposed changes in applicable laws and regulations may have a dramatic effect on pricing or potential demand for medical devices, the relative costs associated with doing business and the amount of reimbursement by both government and third-party payors. In particular, the industry is experiencing market-driven reforms from forces within the industry that are exerting pressure on health care companies to reduce health care costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on product margins, as larger buyer and supplier groups exert pricing pressure on providers of medical devices and other health care products. Both short-term and long-term cost containment pressures, as well as the possibility of regulatory reform, may have an adverse impact on the Company's results of operations and financial condition. The Company's products consist primarily of disposable medical devices. Cost containment pressures on hospitals are leading some facilities to use certain disposable devices longer than they have been used in the past, even longer than permitted by product labelling. This phenomenon could result in a reduction in Company sales, because extended use and device reuse mean fewer unit purchases.

               GOVERNMENT REGULATION. There has been a trend in recent years, both in the United States and outside the United States, toward more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. The continuing trend of more stringent regulatory oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and greater expense. At the present time, there are no meaningful indications that this trend will be discontinued in the near-term or the long-term either in the United States or abroad. The Company expects to continue to incur additional operating expenses associated with its ongoing regulatory compliance program, but the amount of these incremental costs cannot be completely predicted and will depend upon a variety of factors, including future changes in statutes and regulations governing medical device manufacturers. There can be no assurance that such compliance requirements and quality assurance programs will not have an adverse impact on the business, results of operations or financial condition of the Company or that the Company will not experience problems associated with FDA regulatory compliance.

               NEW PRODUCT INTRODUCTIONS. As the existing products of the Company become more mature and its existing markets more saturated, the importance of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs and the time and expense required to obtain necessary regulatory approvals, which could adversely affect the business, results of operations or financial condition of the Company. There can be no assurance that such development activities will yield products that can be commercialized profitably, or that any product acquisition can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse impact on the business, results of operations or financial condition of the Company.

               TECHNOLOGICAL CHANGE. The medical technology as utilized by the Company has been subject to rapid advances. While the Company feels that it currently possesses the technology necessary to carry on its business, its commercial success will depend on its ability to remain current with respect to such technological advances and to retain experienced technical personnel. Furthermore, there can be no assurance that other technological advances will not render the Company's technology and certain products uneconomical or obsolete.

               PRODUCT LIABILITY EXPOSURE. Because its products are intended to be used in health care settings on patients who are physiologically unstable and may also be seriously or critically ill, the Company is exposed to potential product liability claims. From time to time, patients using the Company's products have suffered serious injury or death, which has led to product liability claims against the Company. Some product liability claims have been inherited by the Company through business acquisitions.

               The Company maintains product liability coverage in amounts that it deems sufficient for its business. However, there can be no assurance that such coverage will ultimately prove to be adequate, or that such coverage will continue to remain available on acceptable terms or any terms at all.

               ACQUISITIONS. In order to continue increasing sales volume and profits, the Company relies heavily on a program of acquiring business and new product lines from other companies. There is always a significant risk that a given acquisition by the Company will prove to be unsuccessful or end up not contributing sufficiently to sales and profit
          growth   of  the  Company.    There  is  also  a  risk  that
          undiscovered or contingent liabilities of an acquired company could negatively impact the Company's financial position or even the acquisition transaction itself. The integration of any businesses that the Company might acquire could require substantial management resources. The moving of acquired product lines can also result in interruptions in production and backorders. There can be no assurance that any such integration will be accomplished without having a short or potentially long-term adverse impact on the business, results of operations or financial condition of the Company or that the benefits expected from any such integration will be fully realized.

               LACK  OF  DIVIDENDS.     Prior  to  January,  1990,  no
          dividends had been paid by the Company on its shares of Common Stock. The Company has paid dividends since January, 1990. However, there can be no assurance that dividends will be paid on shares in the future, particularly since the Company prefers to reserve its cash and liquid assets for growth and possible business acquisitions.

               UNCERTAINTY OF FINANCIAL RESULTS AND CAPITAL NEEDS. There may be substantial fluctuations in the Company's results of operations because of the timing and recording of revenues and market acceptance of existing Company products. The ability of the Company to expand its manufacturing and marketing operations cannot be predicted with certainty. If revenues do not continue to increase as rapidly as they have in the past few years, or if manufacturing, marketing, or research and development are not successful or require more money than is anticipated, the Company may have to scale back product marketing, development and production efforts and attempt to obtain external financing. There can be no assurance that the Company would be able to obtain timely external financing in the amounts required or that such financing, if available, would be on terms advantageous to the Company.

               SUPPLY  OF RAW  MATERIALS.   Certain  of the  Company's
          products are dependent upon raw materials for which there are few sources. So far, the Company has not had any serious problems obtaining needed raw materials.

               IMPACT OF CURRENCY FLUCTUATIONS; IMPORTANCE OF FOREIGN SALES. Because certain sales of products by the Company outside the United States typically are denominated in local currencies, the results of operations of the Company are expected to continue to be affected by changes in exchange rates between certain foreign currencies and the United States Dollar. There can be no assurance that the Company will not experience currency fluctuation effects in future periods, which could have an adverse impact on its business, results of operation or financial condition. The operations and financial results of the Company also may be significantly affected by other international factors, including changes in governmental regulations or import and export restrictions, and foreign economic and political conditions generally.

               The Company's ability to continue to sell products into Europe is dependent to a large extent on its ability to maintain the important ISO 9001/EN 4601 certification and the CE marking of conformity. If the Company were to lose such certifications, such loss would have a material, adverse impact on international sales and profits.

               POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Company's stock is, and is expected to continue to be, subject to significant fluctuations in response to variations in quarterly operating results, trends in the health care industry in general and the medical device industry in particular, and certain other factors beyond the control of the Company. In addition, broad market fluctuations, as well as general economic or political conditions and initiatives, may adversely impact the market price of the Company's stock, regardless of the Company's operating performance.

               YEAR 2000 ISSUES. The Year 2000 Issue is the result of potential problems with computer systems or any equipment with computer chips that use dates where the date has been stored as just two digits (e.g., 97 for 1997). On January 1, 2000, any clock or date recording mechanism, including date sensitive software, which uses only two digits to represent the year, may recognize a date using 00 as the year 1900 rather than the year 2000. The Company has also been advised that some computer chips may not have the ability to function properly when reading certain dates in calendar year 1999 (e.g., 9/9/99). These computer problems could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar activities.

               The Company has already determined that it would be required to replace or modify portions of its business application software so that its computer systems would properly utilize dates beyond December 31, 1999. However, if such modifications and conversions are not made, or are not timely, the Year 2000 Issue could have a material impact on the operations of the Company.

               The Company can give no guarantee that the systems of other companies on which the Company's systems rely will be converted on time or that a failure to convert by another company or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

               The Company will continue to utilize internal and external resources to implement, reprogram, or replace and test software and related assets affected by the Year 2000 Issue. The Company expects to complete the majority of its efforts in this area by early 1999 leaving adequate time to assess and correct any significant issues that may materialize. The total cost of the Year 2000 project is estimated at $500,000 to $600,000 and is being funded through operating cash flows. The Company will be able to capitalize a substantial portion of this cost.

               The costs of the project and the timetable in which the Company plans to complete the Year 2000 compliance requirements are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from these plans. Specific factors which might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer chip codes, and similar uncertainties.

                                 USE OF PROCEEDS

               Since this is a secondary offering in behalf of four stockholders, no proceeds of the offering will be received directly by the Company.

                              SELLING STOCKHOLDERS

               The  table  set  forth  below  describes  the   selling
          stockholders  and  their  ownership   of  the  shares  being
          registered hereby:

                                                       Number of
                                                  Company Shares
                                                 Owned as of the
               Name of Seller                         Date Hereof

               C. Phillip Pattison                        320,319

               Kevin R. Dye                               320,319

               Barry J. Marshall                          106,776

               William A. Fry                             320,319

                    Total shares                        1,067,733

          None of the above-named shareholders is an officer, director or affiliate of the Company. Other than the shares being registered hereby, such shareholders own no shares of Ballard Medical Products stock.

                              PLAN OF DISTRIBUTION

               Shares  sold  hereunder will  be  sold  by the  selling
          stockholders  for  their own  accounts.    The Company  will
          receive none of the proceeds from any sale of the shares.

               The selling stockholders may sell shares from time to time in one or more transactions (which may include block trades) on the New York Stock Exchange, in negotiated transactions or through a combination of such methods for sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchaser for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

               The selling shareholders and any broker-dealers buying the shares from, or effecting transactions in the shares on behalf of, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, and any compensation and discounts received by such broker-dealers and any profits on the resale of the shares by such broker-dealers may be deemed to be underwriters' discounts and commissions under the Securities Act.

               This offering is made on a continuous, delayed basis pursuant to Reg. Sec. 230.415, promulgated by the Securities and Exchange Commission under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

               The authorized capital stock of the Company consists of 75,000,000 Common Shares authorized, $0.10 par value, of which 30,444,466 shares were outstanding as of July 10, 1998. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights to purchase additional shares and have no rights to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are fully paid and non-assessable. Shareholders do not have cumulative voting rights.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The revised Utah Business Corporation Act permits indemnification of the officers and directors of a corporation. The Company may indemnify any officer or director against liability incurred in any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal), if: (a) his or her conduct was in good faith; and (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interest; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The determination as to whether in a specific case indemnification of a director or officer is permissible (i.e., whether the director or officer has met the above applicable standard of conduct), is generally to be made by the Board of Directors by a majority vote. The Company may not indemnify a director or officer: (1) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

               The Company is required to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director of the Company, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she has been successful. The Company may purchase and maintain liability insurance on behalf of directors, officers, employees, fiduciaries, and agents of the Company, whether or not the Company would have power to indemnify them against liability.

               The general effect of the Bylaws of the Company under which any director or officer of the Company is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as a director or officer is set forth in Article VIII of the Company's Bylaws, which contains provisions almost identical to the provisions of Utah Code Annotated, Section 16-10a-901 et seq., summarized above. In addition, in November, 1993, the Board of Directors authorized and directed the Company to enter into (and the Company has executed) an Indemnification Agreement with each director and executive officer of the Company, by which the Company is contractually obligated to indemnify directors and officers in accordance with the standards, terms, and conditions of Article VIII of the Company's Bylaws.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the revised Utah Business Corporation Act and the Amended and Restated Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      INFORMATION INCORPORATED BY REFERENCE

                1. The Company's Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the Commission on December 15, 1997, as amended and restated by the Company's Current Report on Form 8-K, filed with the Commission on July 14, 1998 (as further amended and restated by the Company's Current Report on Form 8-K/A, filed with the Commission on July 20, 1998).

                2. The Description of Common Stock contained in the Company's Registration of Securities on Form 8-A pursuant to
          Section 12(b) of the Securities Exchange Act of 1934, filed with the Commission on September 3, 1993.

                3. The Company's Proxy Statement and Annual Report for the Annual Meeting held January 26, 1998, filed with the Commission on December 12, 1997.

                4.  The Company's Quarterly Report on Form 10-Q/A, for
          the  quarter  ended  December   31,  1997,  filed  with  the
          Commission on July 10, 1998.

                5. The Company's Current Report on Form 8-K, filed with the Commission on March 10, 1998.

                6. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998.

               In addition, all documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

                                     PART II

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               Set forth below is an itemized statement of all estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities to be registered hereby, other than commissions:

               Registration fees -SEC                      $5,984
               Transfer agents fees (1)                    12,810
               Costs of printing and copying                  100
               Accounting fees                              8,000
               Long distance telephone charges                150

               Total                                      $27,044

          (1)  Estimated,  based   upon   assumed  2,135   number   of
               certificates to be reissued.

               No part of these expenses will be borne by the selling stockholders.

          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The general effect of Utah's indemnification statute and the Company's indemnification bylaw are set forth in
          Part I, "Indemnification of Directors and Officers".

          ITEM 16.  EXHIBITS.

               See "Index to Exhibits".

          ITEM 17.  UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

               (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

               (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

               (6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ballard Medical Products, a corporation organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on this 20th day of July, 1998.


                                        BALLARD MEDICAL PRODUCTS

                                        By:  Dale H.Ballard, President

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

          Date:     Signature:                 Title:

          7/20/98   Dale H. Ballard            President,
                                               Chief Executive Officer
                                               Chairman of the Board

          7/20/98   Kenneth R. Sorenson        Principal Financial  Officer

          7/20/98   Leland H. Boardman         Controller

          7/20/98   Dale H. Ballard, Jr.       Director

          7/20/98   E. Martin Chamberlain, Jr. Director

          7/20/98   Paul W. Hess               Director


                                    EXHIBITS

           Exhibit
            Number  Description of Exhibit                  Page No.

               1    Not applicable

               2    Not applicable

               4.1  Restated Certificate             Incorporated by
                    of Incorporation, dated           reference from
                    September 18, 1987                 July 10, 1991
                                                            Form S-8
                                              Registration Statement
                                                         Exhibit 4.1
                                                        Registration
                                                        No. 33-41720

               4.2  Articles of Amendment,           Incorporated by
                    to Articles of                    reference from
                    Incorporation dated           Exhibit 4.2 to the
                    July 10, 1991                       Registration
                                                        Statement on
                                                     Form S-3, filed
                                                  November 13, 1991,
                                                        Registration
                                                        No. 33-43910

               4.3  Articles of Amendment,           Incorporated by
                    to Articles of                    reference from
                    Incorporation dated           Exhibit 4.3 to the
                    September 21, 1993                  Registration
                                                        Statement on
                                                     Form S-8, filed
                                                   December 20, 1993
                                                        Registration
                                                        No. 33-73194

               4.4  Amended and                      Incorporated by
                    Restated Bylaws of                reference from
                    Ballard Medical                   Exhibit 3.3 to
                    Products, dated                  Form 10-K filed
                    October 12, 1992               December 24, 1992

               5    Opinion of Counsel                         p. 15

               8    Not applicable

              12    Not applicable

              15    Not applicable

              23.1  Consent of Deloitte &                      p. 16
                    Touche LLP (Salt Lake
                    City, Utah)

              23.2  Consent of                                 p. 17
                    PricewaterhouseCoopers
                    LLP (Kansas City,
                    Missouri)

              23.3  Consent of counsel                         p. 15
                    (contained in
                    Exhibit 5)

              24    Not applicable

              25    Not applicable

              26    Not applicable

              27    Amended and Restated                       p. 16
                    Financial Data Schedules

              28    Not applicable